Exhibit 99.1

Exhibit 99.1 – Press Release dated July 15, 2005, announcing second quarter revenue expectations and the departure of Ernie Chastain as Vice President of Sales.

VantageMed Expects Second Quarter Revenue to be $3.8-$4.0 million

RANCHO CORDOVA, Calif.—July 15, 2005—VantageMed Corporation (OTCBB: VMDC.OB) announced today that the Company expects revenues for the second quarter ending June 30, 2005 to be between $3.8 and $4.0 million.  As expected, revenues from the Company’s legacy systems continued to decline in the second quarter due to the timing of the sunset programs related to these older systems. Sales of the Company’s RidgeMark product were lower than expected.

The Company expects to report total cash at June 30, 2005 of approximately $2.1 million, a decrease of $2.6 million from the March 31, 2005 balance.  Approximately $1.1 million of this decrease was related to a decrease in accounts payable and accrued liabilities that was accumulated prior to the Company’s funding that was completed in March 2005.  The Company has taken several steps to decrease its expenses including a reduction in staffing related to the decline of the legacy products supported and sizing the RidgeMark implementation organization to more closely match the revenue streams.

The Company also announced the departure of Ernie Chastain as Vice President of Sales.  Mr. Chastain was an integral part of the Company’s legacy system migration efforts and has now departed to explore other opportunities.  Steve Curd, VantageMed’s CEO, will lead the direct sales teams and Rick Altinger, Vice President of Marketing and Business Development, will take on the management of the telesales operations.

Steve Curd, VantageMed’s CEO, commented, “I remain optimistic about the sales opportunities being created through our recent product launches and marketing efforts, the sale of these new core products has been slower than expected and has resulted in the Company lowering its cost structure.  I expect our sales results and cost reductions to have a positive impact on our bottom line and cash flow in the second half of 2005.”

VantageMed expects to announce second quarter and year to date 2005 financial results the week of August 8, 2005.  The Company will host a conference call to discuss financial results on the same day that results are announced.

About VantageMed

VantageMed is a trusted provider of healthcare software products and services to more than 18,000 physician, anesthesiologists and behavioral health providers nationwide. These providers use VantageMed’s core products including ChartKeeper Computerized Medical Records software as well as RidgeMark, Northern Health and Therapist Helper Practice Management products which are all supported by SecureConnect electronic transaction services. VantageMed is dedicated to providing these cost effective, easy to use solutions that empower healthcare providers and their staff with the tools and data they need to improve productivity and reimbursements. For more information about VantageMed and our products, please call 877-879-8633, ext 4824, or visit our Website at www.vantagemed.com.

This press release may be deemed to contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements are made as of today’s date and we do not undertake any obligation to update forward-looking statements. You can identify such statements by our use of such words as “should”, “expect,” “will,” “intends,” and similar words and phrases which denote future events and which may depend on the future performance of the Company. Our assumptions underlying these statements are also “forward-looking” statements. Forward-looking statements are based on information and assumptions that are dynamic in nature and subject to rapid and sometimes abrupt changes. Our forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the statements.  These risks and uncertainties include risks related to our failure to timely and successfully develop, market and implement systems for our customers, generate revenues and cash from sales of our products.  Our forward-looking statements are also subject to important risks and uncertainties detailed in our latest reports filed with the SEC and available on its website at www.sec.gov.

INVESTOR RELATIONS CONTACT:

Kalt Rosen & Company

Howard Kalt or Neal Rosen

(415) 397-2686

investor@vantagemed.com

MEDIA CONTACT:

VantageMed Corporation

Jennifer Morgano

(877) TRY-VMED, ext. 4851

media@vantagemed.com